Exhibit 5.2

May 18, 2005

General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222

Re:	General Nutrition Centers, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to General Nutrition Corporation, a Pennsylvania corporation (“GNC”), General Nutrition, Incorporated, a Pennsylvania corporation (“GNI”), General Nutrition Distribution, L.P., a Pennsylvania limited partnership (“GND”) and GNC Franchising, LLC, a Pennsylvania limited liability company (f/k/a GNC Franchising, Inc.) (“Franchising”, together with GNC, GNI and GND, the “Pennsylvania Guarantors”) in connection with the public offering of $150,000,000 aggregate principal amount of the 8 5/8% Senior Notes due 2011 (the “Exchange Notes”) of General Nutrition Centers, Inc. (the “Issuer”). The Indenture, dated as of January 18, 2005 (the “Indenture”), among the Issuer, the guarantors party thereto, and U.S. Bank National Association, as Trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by the Guarantors (the “Exchange Guarantees”) to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the 8 5/8% Senior Notes due 2011 of the Company (the “Original Notes”) issued and outstanding under the Indenture, as contemplated by the Registration Rights Agreement, dated as of January 18, 2005, by and among the Company, the Guarantors, Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the “Registration Rights Agreement”).

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-4 of the Company and the Guarantors relating to the Exchange Notes and the Guarantees as filed with the Securities and Exchange Commission (the “Commission”) (such registration statement being hereinafter referred to as the “Registration Statement”); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the form of the Exchange Guarantees; (v) the form of the Exchange Notes; (vi) certificates dated on or about the date hereof furnished by the Pennsylvania Guarantors; (vii) the Articles of Incorporation of GNC dated as of October 29, 2003; (viii) the Articles of Incorporation of GNI dated as of October 29, 2003; (ix) the Certificate of Limited Partnership of GND dated as of January 29, 1998; (x) the Certificate of

General Nutrition Centers, Inc.
May 18, 2005

Organization of Franchising dated as of December 31, 2003; (xi) the By-Laws of each of GNC and GNI ; (xii) the Limited Partnership Agreement of GND dated January 27, 1998; (xiii) the Limited Liability Company Operating Agreement of Franchising, dated as of January 1, 2004; and (xiv) resolutions of the Board of Directors of GNC, GNI and Franchising, the general partner of GND, and the limited partner of GND, each dated as of January 7, 2005. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Pennsylvania Guarantors and such agreements, certificates, receipts and statements (oral and written) of public officials, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed, with your permission and without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authority of all persons signing in an official capacity, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Pennsylvania Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors, other than the Pennsylvania Guarantors, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and that each such Guarantor has complied with all aspects of applicable laws of jurisdictions in connection with the Indenture and the transactions contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Pennsylvania Guarantors and of public officials and others.

     Our opinions set forth herein are limited to the laws of the Commonwealth of Pennsylvania. We do not express any opinion with respect to the law of any jurisdiction other than Pennsylvania or as to the effect of any law of any jurisdiction other than Pennsylvania on the opinions herein stated. We express no opinion as to the effect of any federal or state securities laws, rules or regulations.

     The opinion set forth in paragraph 1 below with respect to the present subsistence of the Pennsylvania Guarantors in the Commonwealth of Pennsylvania is based solely upon certificates issued by the Secretary of State of the Commonwealth of Pennsylvania for GNC, GNI and GND each dated December 23, 2004, and for Franchising dated January 3, 2005 and oral statements as to the subsistence of GNC, GNI, GND and Franchising made by public

General Nutrition Centers, Inc.
May 18, 2005

officials in the office of the Secretary of State of the Commonwealth of Pennsylvania on April 20, 2005.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     1. Each Pennsylvania Guarantor has been duly organized, is validly existing and is presently subsisting under the laws of the Commonwealth of Pennsylvania.

     2. The execution, delivery and performance by each Pennsylvania Guarantor of the Exchange Guarantees to which it is a party are within the corporate or organizational powers of each Pennsylvania Guarantor and have been duly authorized by all necessary corporate or organization action.

     3. When the Exchange Guarantees (in the form examined by us) have been signed by an incumbent officer authorized to do so in the respective authorizing resolution of each Pennsylvania Guarantor, the Exchange Guarantee executed by each of the Pennsylvania Guarantors will be duly executed. When each Pennsylvania Guarantor has voluntarily transferred possession of its Exchange Guarantee to the Trustee, the Exchange Guarantee of each such Pennsylvania Guarantor will have been duly delivered.

     The opinions set forth herein are given as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any change in the law or the facts that may occur after the date hereof. The opinions set forth herein are limited to those expressly stated and no other opinion or opinions should be implied.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PEPPER HAMILTON LLP

PEPPER HAMILTON LLP